Exhibit (d) (1) (i)
STERLING CAPITAL FUNDS
AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT
     THIS AMENDMENT is made as of June 29, 2011 between Sterling Capital Funds, a Massachusetts business trust (hereinafter called the “Trust”), and Sterling Capital Management LLC, a subsidiary of BB&T Corporation (hereinafter called the “Investment Adviser”).
RECITALS
     WHEREAS, the Trust and the Investment Adviser entered into the certain Investment Advisory Agreement, dated October 1, 2010 (as amended, supplemented or modified from time to time, the “Agreement”), pursuant to which the Investment Advisor furnishes certain investment advisory and related services in connection with the management of each of the investment portfolios of the Trust identified on Schedule A thereto; and
     WHEREAS, in accordance with Section 13 of the Agreement, the Trust and the Investment Adviser wish to amend Schedule A;
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:
     1. References to “BB&T Funds” are hereby replaced with “Sterling Capital Funds.”
     2. Schedule A to the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto.
     3. Miscellaneous.
      (a) The captions in this Amendment are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
     (b) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
     (c) Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.
     (d) The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of February 1, 2011, as amended, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.
(SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS
By:
Name:
Title:

STERLING CAPITAL MANAGEMENT LLC
By:
Name:
Title:

As Revised June 29, 2011
Amended and Restated Schedule A
to the
Investment Advisory Agreement between
Sterling Capital Funds
and Sterling Capital Management LLC
Dated October 1, 2010

Name of Fund	Compensation*
Sterling Capital U.S. Treasury Money Market Fund	Annual rate of forty one-hundredths of one percent (.40%) of the Sterling Capital U.S. Treasury Money Market Fund’s average daily net assets.

Sterling Capital Short-Term Bond Fund	Annual rate of thirty-four one-hundredths of one percent (.34%) of the Sterling Capital Short-Term Bond Fund’s average daily net assets.

Sterling Capital Intermediate U.S. Government Fund	Annual rate of sixty one-hundredths of one percent (.60%) of the Sterling Capital Intermediate U.S. Government Fund’s average daily assets.

Sterling Capital Select Equity Fund	Annual rate of seventy-four one-hundredths of one percent (.74%) of the Sterling Capital Select Equity Fund’s average daily net assets.

Sterling Capital North Carolina Intermediate Tax-Free Fund	Annual rate of sixty one-hundredths of one percent (.45%) of the Sterling Capital North Carolina Intermediate Tax-Free Fund’s average daily net assets.

Sterling Capital International Fund	Annual rate of one percent (1.00%) of the Sterling Capital International Fund’s average daily assets.

Sterling Capital Strategic Allocation Conservative Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Conservative Fund’s average daily net assets.

Name of Fund	Compensation*
Sterling Capital Strategic Allocation Balanced Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Balanced Fund’s average daily net assets.

Sterling Capital Strategic Allocation Growth Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Growth Fund’s average daily net assets.

Sterling Capital Prime Money Market Fund	Annual rate of forty one-hundredths of one percent (.40%) of the Sterling Capital Prime Money Market Fund’s average daily net assets.

Sterling Capital South Carolina Intermediate Tax-Free Fund	Annual rate of sixty one-hundredths of one percent (.45%) of the Sterling Capital South Carolina Intermediate Tax-Free Fund’s average daily net assets.

Sterling Capital Virginia Intermediate Tax-Free Fund	Annual Rate of sixty one-hundredths of one percent (.45%) of the Sterling Capital Virginia Intermediate Tax-Free Fund’s average daily assets

Sterling Capital Equity Index Fund	Annual Rate of fifty one-hundredths of one percent (.50%) of the Sterling Capital Equity Index Fund’s average daily assets

Sterling Capital Total Return Bond Fund	Annual Rate of sixty one-hundredths of one percent (.60%) of the Sterling Capital Total Return Bond Fund’s average daily assets

Sterling Capital Mid Value Fund	Annual Rate of seventy-four one-hundredths of one percent (.74%) of the Sterling Capital Mid Value Fund’s average daily assets

Sterling Capital West Virginia Intermediate Tax-Free Fund	Annual Rate of forty-five one-hundredths of one percent (.45%) of the Sterling Capital West Virginia Intermediate Tax-Free Fund’s average daily assets

Sterling Capital Strategic Allocation Equity Fund	Annual Rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Equity Fund’s average daily assets

Name of Fund	Compensation*
Sterling Capital Kentucky Intermediate Tax-Free Fund	Annual rate of sixty one-hundredths of one percent (.45%) of the Sterling Capital Kentucky Intermediate Tax-Free Fund’s average daily assets

Sterling Capital Maryland Intermediate Tax-Free Fund	Annual rate of sixty one-hundredths of one percent (.45%) of the Sterling Capital Maryland Intermediate Tax-Free Fund’s average daily assets

Sterling Capital National Tax-Free Money Market Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital National Tax-Free Money Market Fund’s average daily net assets.

Sterling Capital Special Opportunities Fund	Annual rate of eighty one-hundredths of one percent (.80%) of the Sterling Capital Special Opportunities Fund’s average daily assets

Sterling Capital Equity Income Fund	Annual rate of seventy one-hundredths of one percent (.70%) of the Sterling Capital Equity Income Fund’s average daily assets

Sterling Capital Small Value Fund	Annual rate of ninety one-hundredths of one percent (.90%) of the Sterling Capital Small Value Fund’s average daily assets.

Sterling Capital Corporate Fund	Annual rate of forty one-hundredths of one percent (.40%) of the Sterling Capital Corporate Fund’s average daily net assets.

Sterling Capital Securitized Opportunities Fund	Annual rate of forty one-hundredths of one percent (.40%) of the Sterling Capital Securitized Opportunities Fund’s average daily net assets.

*	All fees are computed daily and paid monthly.

STERLING CAPITAL FUNDS

By:

Title:

STERLING CAPITAL MANAGEMENT LLC

By:

Title: